EXHIBIT 99.1

INFUSION BRANDS, INC.
FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Infusion Brands, Inc.

We have audited the accompanying balance sheets of Infusion Brands, Inc. (the "Company") as of December 31, 2013 and 2012, and the related statements of operations, stockholder's deficit, and cash flows for each of the years in the two-year period ended December 31, 2013. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses from operations and negative cash flows from operations as well as its continued dependence on its Parent raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ EisnerAmper LLP

Iselin, NJ

August 28, 2014

Infusion Brands, Inc.

Balance Sheets

	December 31,
	2013	2012
Assets
Current assets:
Cash	$91,397	$288,779
Accounts receivable, net of allowances of $223,872 and $453,586 as of 2013 and 2012, respectively.	1,127,058	903,259
Inventories, net	879,178	989,895
Prepaid expenses and other current assets	96,826	16,506
Total current assets	2,194,459	2,198,439

Property and equipment, net	100,732	135,505
Total assets	$2,295,191	$2,333,944

Liabilities and Shareholder's Deficit

Current liabilities:
Accounts payable	$2,193,664	$2,295,264
Accrued expenses	657,695	372,917
Accounts receivable financing arrangement	473,960	1,609,369
Deferred revenue	37,030	198,574
Other current liabilities	2,000	10,096
Due to Parent	20,138,733	15,736,752
Total current liabilities	23,503,082	20,222,972

Total liabilities	23,503,082	20,222,972

Commitments and contingencies (Note 8)

Shareholder's deficit:
Common Stock, $0.00001 par, 100 shares authorized and outstanding at 2013 and 2012	-	-
Paid-in capital	6,483,739	5,806,548
Accumulated deficit	(27,691,630)	(23,695,576)
Total shareholder's deficit	(21,207,891)	(17,889,028)

Total liabilities and shareholder's deficit	$2,295,191	$2,333,944

The accompanying notes are an integral part of the financial statements.

Infusion Brands, Inc.

Statements of Operations

	Years Ended December 31,
	2013	2012
Product sales	$14,731,837	$7,033,871
Cost of product sales	11,257,676	5,560,210
Gross profit	3,474,161	1,473,661

Operating expenses
Depreciation	39,490	37,227
Employment related	3,026,414	6,384,987
Professional fees	401,897	344,924
General and administrative	1,511,887	2,593,142
Selling and marketing	2,174,375	1,210,424
Total operating expenses	7,154,063	10,570,704

Loss from operations	(3,679,902)	(9,097,043)

Other income (expense)
Other income, net	14,642	758
Interest expense	(330,793)	(352,496)
Total other expense	(316,151)	(351,738)

Net loss	$(3,996,053)	$(9,448,781)

The accompanying notes are an integral part of the financial statements.

Infusion Brands, Inc.

Statements of Shareholder's Deficit

	Shares of		Additional		Total
	Common	Common	Paid in	Accumulated	Stockholder's
	Stock	Stock	Capital	Deficit	Deficit
Balance, December 31, 2011	100	$-	$1,962,056	$(14,246,795)	$(12,284,739)

Stock compensation expense	-	-	3,844,492	-	3,844,492
Net loss	-	-	-	(9,448,781)	(9,448,781)

Balance, December 31, 2012	100	$-	$5,806,548	$(23,695,576)	$(17,889,028)

Stock compensation expense	-	-	677,191	-	677,191
Net loss	-	-	-	(3,996,053)	(3,996,053)

Balance, December 31, 2013	100	$-	$6,483,739	$(27,691,630)	$(21,207,891)

The accompanying notes are an integral part of the financial statements.

Infusion Brands, Inc.

Statements of Cash Flows

	Year Ended December 31,
	2013	2012
Cash flows from operating activities
Net loss	$(3,996,053)	$(9,448,781)
Adjustments to reconcile net loss to net cash used in operating activities
Change in allowance for uncollectible accounts	(8,479)	6,567
Change in allowance for sales refunds	(214,441)	155,154
Change in allowance for inventory obsolescence	35,000	310,000
Depreciation	39,490	37,227
Stock compensation expense	677,191	3,844,492
Changes in operating assets and liabilities
Accounts receivable	(880)	1,036,115
Inventories	75,717	(235,113)
Prepaid expenses and other current assets	(80,320)	29,864
Accounts payable	(101,601)	186,651
Accrued expenses	284,778	125,007
Deferred revenue	(161,544)	130,062
Other	(8,095)	(1,106)
Net cash used in operating activities	(3,459,237)	(3,823,861)

Cash flows from investing activities
Purchase of property and equipment	(4,717)	(52,316)
Net cash used in investing activities	(4,717)	(52,316)

Cash flows from financing activities
Net payments (made) received on accounts receivable factoring arrangement	(1,135,409)	584,038
Funds borrowed from Parent	4,401,981	2,042,503
Net cash provided by financing activities	3,266,572	2,626,541

Net decrease in cash	(197,382)	(1,249,636)
Cash at beginning of year	288,779	1,538,415
Cash at end of year	$91,397	$288,779

Supplemental Cash Flow Information

Cash paid for interest	$330,976	$352,496
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of the financial statements.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 1 – Organization and Basis of presentation

Organization

Infusion Brands, Inc. (the "Company" or "Infusion") is a Nevada Corporation and a wholly-owned subsidiary of Infusion Brands International, Inc. ("Infusion International" or "Parent"). Infusion is a consumer products company that leverages direct response channels to satisfy unmet market demands and solve everyday problems. Infusion competes in three key product verticals – hardware, home goods, and cleaning – with a portfolio of revenue-generating brands including DualSaw, DualTools, and DOC Cleaning. With physical offices in North America, Europe and Asia, Infusion has worldwide reach and capability. Its products are sold globally through a variety of national retailers, online retailers, catalogs, infomercials, and live shopping channels. Most of the Company's sales are generated in North America and Asia Pacific, to a large number of customers. The Company has operated in one segment for all periods presented herein.

Basis of preparation of the financial statements

The accompanying financial statements have been prepared on accrual basis in accordance with generally accepted accounting principles in the United States (GAAP). All amounts are stated in United States dollars.

Note 2 – Going concern and management's plans

The preparation of financial statements in accordance with generally accepted accounting principles contemplates that operations will be sustained for a reasonable period. However, the Company has incurred and continues to incur net losses and operating cash flow deficiencies and has negative working capital of approximately $21,309,000 as of December 31, 2013. Since the Company's inception, the Company has been substantially dependent upon funds raised by Infusion International to sustain the Company's operating and investing activities. These are conditions that raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period.

Notwithstanding the funding received by Infusion International, the Company's ability to continue as a going concern for a reasonable period is dependent upon achieving management's plans for the Company's operations and, ultimately, generating profits from those operations. The Company cannot give any assurances regarding the success of management's plans. The Company's financial statements do not include adjustments relating this uncertainty.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 – Summary of Significant Accounting Policies

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts in our financial statements. Significant estimates embodied in the accompanying financial statements include (i) estimating the collectability of accounts receivable, the recoverability of inventories, adequacy of the allowance for sales returns, the grant date fair value of equity based awards and (ii) developing cash flow projections for purposes of evaluating the recoverability of long-lived assets. All estimates are developed by management using the best available information at the time of the estimate. However, actual results could differ from those estimates.

Revenue recognition – The Company recognizes revenues from the product sales when the following four criteria have been met: (i) the product has been delivered and the Company has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

The Company ships most of its products FOB shipping point, although from time to time certain customers, will insist upon FOB destination. Among the factors the Company takes into account when determining the proper time at which to recognize revenue are (i) when title to the goods transfers and (ii) when the risk of loss transfers.

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following conditions are met: the price is fixed or determinable at the date of sale; the buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; the buyer's obligation would not be changed in the event of theft or physical destruction or damage of the product; the buyer has economic substance; the Company does not have significant obligations for future performance to directly bring about resale of the product by the buyer; and the amount of future returns can be reasonably estimated.

The Company provides a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when a right of return exists. Reported revenues are shown net of the returns provision. Such allowance for sales returns is included as a reduction in accounts receivable in the accompanying balance sheets.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 – Summary of Significant Accounting Policies (Continued)

Allowance for Doubtful Accounts: The allowance for doubtful accounts which is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry unit and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

Inventories – Inventories are stated at the lower of cost (first-in, first-out basis) or market. The Company's inventories consist of retail merchandise that is in its finished form and ready for sale to end-user customers. In-bound freight-related costs from our vendors are included as part of the net cost of merchandise inventories. Other costs associated with acquiring, storing and transporting merchandise inventories are expensed as incurred and included in cost of goods sold. The Company's inventories are acquired and carried for retail sale and, accordingly, the carrying value is susceptible to, among other things, market trends and conditions and overall customer demand. The Company uses its best estimates of all available information to establish reasonable inventory quantities. However, these conditions may cause our inventories to become obsolete and/or excessive. The Company reviews its inventories periodically for indications that reserves are necessary to reduce the carrying values to the lower of cost or market values. The Company recorded a reserve for slow-moving and excess inventory of $345,000 and $310,000 as of December 31, 2013 and 2012, respectively.

Property and equipment – Property and equipment are recorded at cost and depreciated using the straight-line method over respective estimated useful lives of the assets. Furniture and office equipment are depreciated over a range between 1 year and 7 years. Leasehold improvements are amortized over the shorter of the useful life of the asset and the remaining term of the lease.

We review our long-lived assets, such as property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. There were no related impairments noted during the years ended December 31, 2013 and 2012.

Share-based payments – The Company recognizes share-based compensation expense on share based awards under the provisions of ASC 718 Compensation - Stock Compensation. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. The common stock in question is the common stock of Infusion International.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 – Summary of Significant Accounting Policies (Continued)

Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Fair Value Measurements - FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on December 31, 2013 and 2012, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 3 – Summary of Significant Accounting Policies (Continued)

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments. Determination of fair value of related party payables is not practicable due to their related party nature.

Concentration of Credit Risk - Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and trade accounts receivable. Cash is held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits.

Advertising – Advertising costs are charged to expense as incurred. Advertising expenses were approximately $1,350,000 and $617,000 for the years ended December 31, 2013 and 2012, respectively.

Product Development Costs - Costs of research, new product development and product redesign are charged to expense as incurred.

Accounting Standards Updates - In May 2014, the FASB has issued No. 2014-09, "Revenues from Contracts with Customers (Topic 606)". The guidance in this update supersedes the revenue recognition requirements in Topic 605, "Revenue Recognition". In addition, the existing requirements for the recognition of a gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (for example, assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles-Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this Update. Under the new guidance, an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in ASU No. 2014-09 are effective for public entities for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is currently evaluating the impact that this ASU will have on its financial statements.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 4 – Property and Equipment

	December 31,
Description	2013	2012
Furniture and equipment	$202,980	$198,263
Leasehold improvements	15,390	15,390
Total property and equipment	218,370	213,653
Accumulated depreciation	(117,638)	(78,148)
Property and equipment, net	$100,732	$135,505

Depreciation and amortization expense for the years ended December 31, 2013 and 2012 was approximately $39,000 and $37,000, respectively.

Note 5 – Accrued Expenses

The Company's accrued expenses consisted of the following as of December 31, 2013 and 2012:

	December 31,
	2012	2011
Accrued expenses:
Commissions	$31,474	$-
Employment related	250,066	60,146
Professional service fees	197,682	190,100
Royalties	150,222	95,837
Sales tax	1,417	-
Warranty	26,834	26,834
Total accrued expenses	$657,695	$372,917

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 6 – Accounts Receivable Financing Arrangement

On January 28, 2011, the Company entered into an accounts receivable sales and financing arrangement that provides for the assignment and sale of certain qualified accounts receivable to a financial institution. The facility has an initial term of one year and provides for cash advances in amounts of 75% of qualified accounts receivable balances assigned up to an amount of $1,000,000. The initial term may be extended in one year periods upon the mutual agreement of the Company and the lender. The lender receives an initial discount of 1.75% of the net realizable value of the qualified receivable for purchased receivables outstanding from 1-30 days.

Subsequently, the lender receives an additional 1.0% discount for each 15 day period that the qualified receivable has not been collected. Further, the lender has a secured priority interest in the accounts receivable that they finance.

This arrangement does not qualify for sales accounting under current accounting standards and is, therefore, subject to accounting as a financing arrangement wherein we will carry the assigned receivables in our accounts until they are settled and advances that we receive from the lender will be reflected as liabilities. The discounts are classified as interest expense.

On October 10, 2012, we amended our accounts receivable and purchase order financing agreement to raise the cash advance rate from 75% to 80% of qualified accounts receivable balances assigned up to an amount of $4,000,000 (up from $1,000,000 previously). The initial discount rate has been lowered from 1.75% to 1.65% for the first 1 – 30 days and from 1% to 0.80% for each subsequent 15 day period.

There was approximately $474,000 and $1,609,000 outstanding under this arrangement as of December 31, 2013 and December 31, 2012, respectively. Accounts receivable assigned as of December 31, 2013 and 2012 was approximately $920,000 and $1,130,000, respectively.

Note 7 – Related party transactions

Since the Company's inception, the Company has been substantially dependent upon funds raised by its parent, Infusion International, to sustain the Company's operating and investing activities. The Due to Parent liability is the net funding advanced to the Company with no specific repayment terms or interest. As of December 31, 2013 and 2012, the net amount due to Infusion International is approximately $20,138,733 and $15,736,752.

Note 8 – Commitments and contingencies

Litigation, claims and assessments

The Company in the normal course of business is subject to routine litigation. As of December 31, 2013 and 2012, there is no material litigation against the Company.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 8 – Commitments and contingencies (Continued)

Other contingencies:

In connection with the Company's business, the Company enters into other arrangements from time to time that are routine and customary for the operation of the Company's business that include commitments, typically of a short duration. These arrangements include, among other things, infomercial development and production arrangements and royalty or contingent consideration to product manufacturers or infomercial hosts. As of December 31, 2013 and 2012, the Company does not believe that its routine and customary business arrangements are material for reporting purposes.

Note 9 – Equity

Common Stock

The Company's has authorized 100 shares of $0.00001 par value common stock. As of December 31, 2013, there were 100 shares issued and outstanding. All the outstanding stock is owned by Infusion International.

Share-based Compensation

Certain of the Company's employees and consultants received share-based compensation either in the form of Infusion International stock options or stock.

On August 6, 2012, Infusion International granted certain employees of the Company 79,425,000 shares of stock as a retention grant that was immediately vested. The fair market value of Infusion International's stock was approximately $0.03 per share.

On August 6, 2012, Infusion International entered into an option exchange agreement with certain employees of the Company whereby 58,445,792 options were exchanged with an equal number of Infusion International shares of common stock. These stock options contained performance based conditions that were improbable and therefore no related compensation expense had been recorded. The exchanged stock was issued subject to a vesting schedule whereby 33% vest immediately, 33% vest on August 6, 2013 and the remaining 34% vest on August 6, 2014. The exchange was accounted for as a modification of an equity award in accordance with ASC 718. Stock compensation expense for awards with a graded vesting schedule is recognized on an accelerated basis as though each separately vesting portion of the award is, in substance, a separate award. The fair market value of Infusion International's stock was approximately $0.03 per share on the date of grant. There were no stock options outstanding as of December 31, 2013 and 2012.

The total stock compensation recognized with respect to the above awards was approximately $677,000 and $3,844,000 for the years ended December 31, 2013 and 2012, respectively. At December 31, 2013, there was approximately $182,000 of unrecognized stock compensation that will be expensed over a weighted average period of 0.50 year.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 10 – Income Taxes

Infusion is a member of the consolidated income tax group within Infusion International for income tax reporting purposes. Accordingly, Infusion does not file separate income tax returns in the U.S. federal jurisdiction and for various states.

At December 31, 2013, Infusion International had Federal and state net operating loss carryforwards of approximately $37,500,000 and $26,100,000, respectively, available to reduce future taxable income. At December 31, 2012, Infusion International had Federal and state net operating loss carryforwards of approximately $35,100,000 and $24,900,000, respectively, available to reduce future taxable income. The Federal net operating loss carryforwards will begin to expire in 2027 and the state net operating loss carryforwards will begin to expire in 2016. Under the provisions of the Internal Revenue Code, certain substantial changes in Infusion International's ownership may result in a limitation on the amount of net operating losses that may be utilized in future years.

As a result of the Federal and state net operating loss carryforward at Infusion International available to Infusion as a member of the consolidated income tax group, no provision for income taxes have been provided. Additionally, as Infusion International has provided a full valuation allowance equal to its net deferred tax assets as of December 31, 2013 and 2012, Infusion International has not recorded any deferred taxes.

Infusion International has no unrecognized income tax benefits as of December 31, 2013 and 2012. There have been no material changes in unrecognized tax benefits through December 31, 2013. The years 2010 through 2013 are considered open tax years in U.S. federal and state tax jurisdictions. Infusion International currently does not have any audit investigations in any jurisdiction.

Note 11 – Major customers and suppliers

Major customers are those customers that account for more than 10% of product sales. For the year ended December 31, 2013, 59% of product sales were derived from two customers and the accounts receivable from these two customers represented 57% of total accounts receivable at December 31, 2013. The Company also had one other customer that represented 23% of accounts receivable at December 31, 2013. For the year ended December 31, 2012, 72% of product sales were derived from three customers. The loss of any one of these customers would have a material adverse effect on the Company's financial results and operations.

For the year ended December 31, 2013, 70% of cost of product sales was derived from two suppliers and the accounts payable for these suppliers represented 37% of total accounts payable at December 31, 2013. In the event that the Company becomes unable to purchase products from these suppliers, the Company would need to find alternate suppliers.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 12 – Subsequent events

Debt Participation Agreement

On March 6, 2014, Ronco Holdings, Inc's ("Ronco") secured debt lender entered into an agreement with various affiliated entities whereby the Ronco's secured debt may be purchased by Infusion for $4,350,000 through a series of participations to occur prior to March 6, 2015. A related payment in the amount of $2,000,000 was made by Infusion during March 2014.

In addition, Infusion owns 100% of the membership interests of Ronco Funding, LLC. The sole assets of Ronco Funding LLC are a participation interest in the secured debt of Ronco and an option to procure the remaining interest in such secured debt for an additional $2,350,000. Ronco is a Delaware company. Infusion also holds the right to designate the majority of the board of directors of Ronco. Ronco products include, but are not limited to the Showtime Rotisserie & BBQ, 5-Tray Electric Food Dehydrator, Veg-o-Matic, Smart Juicer and Pocket Fisherman. Due to the ownership and rights to the Ronco secured debt and control over the Ronco's board of directors, for accounting purposes, Ronco will be treated as a variable interest entity, with Infusion being the primary beneficiary and the consolidation will be recorded at fair value.

Contribution and Assumption Agreement

On March 31, 2014, Infusion and Infusion International entered into a Contribution and Assumption Agreement ("Contribution Agreement") whereby Infusion International contributed to the capital of Infusion certain of its assets and liabilities. Under the Contribution Agreement, the Affiliate Payable to Infusion International was considered a capital contribution and extinguished.

The amount of assets contributed and liabilities assumed under the Contribution Agreement were approximately $1,014,000 and $11,062,000, respectively, and Infusion recognized a total capital contribution of approximately $10,048,000. Of the liabilities assumed, $11,000,000 represents Senior Secured Debenture dated March 6, 2014 issued to Vicis Capital Master Fund, majority shareholder of Infusion International.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 12 – Subsequent events (Continued)

ASTV Merger

On April 2, 2014, an Agreement and Plan of Merger (the "ASTV Merger Agreement") was entered into between As Seen On TV, Inc., a Florida corporation ("ASTV"), Infusion, and ASTV Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of ASTV. Effective April 2, 2014. ASTV Merger Sub, Inc. merged with and into Infusion, with Infusion continuing as the surviving corporation and becoming a direct wholly owned subsidiary of ASTV (the "ASTV Merger"). ASTV is a direct response marketing company and owner of AsSeenOnTV.com and eDiets.com. ASTV identifies, develops and markets consumer products for global distribution via TV, Internet and retail channels.

Pursuant to the terms of the Infusion Merger Agreement, ASTV issued to Infusion International 452,960,490 shares of its common stock in exchange for all of the outstanding shares of Infusion common stock. As a result, Infusion International became the majority shareholder of ASTV, owning approximately 85.2% of ASTV's outstanding common stock as of the date of the Infusion Merger and 75% of ASTV's outstanding common stock on a fully diluted basis. Pursuant to the terms of the Infusion Merger Agreement, ASTV also agreed to increase the size of its board of directors from 5 to 7, to cause three of its existing directors to resign and to appoint 5 new persons, designated by Infusion International, to the ASTV board of directors. Kevin Harrington, Randolph Pohlman and Ronald C. Pruett, Jr. resigned from the Company's board of directors and Robert DeCecco, Shadron Stastney, Dennis W. Healey, Mary Mather and Allen Clary were appointed to ASTV's board of directors. Mr. Clary subsequently resigned in June 2014 and Mr. Healey resigned in August 2014. Following these actions, ASTV's board of directors is now comprised of Robert DeCecco, chairperson, Kevin A. Richardson, II, Greg Adams, Shad Stastney, Mark Ethier, and Mary Mather. Greg Adams and Kevin Richardson, II are each considered "independent" within the meaning of meaning of Rule 5605 of the NASDAQ Marketplace Rules.

Under the Infusion Merger Agreement, ASTV agreed to assume from Infusion all obligations for indebtedness for borrowed money of Infusion outstanding at the closing of the Infusion Merger and all agreements relating to that indebtedness. This indebtedness is primarily comprised of a Senior Secured Debenture issued to Vicis Capital Master Fund in the principal amount of $11,000,000, bearing interest at a rate of 6% until June 30, 2014, 9% from July 1, 2014 until June 30, 2015, and 12% from July 1, 2015 until the maturity date of June 30, 2016 (the "Senior Secured Debenture"). The Senior Secured Debenture is collateralized by all assets of the Company and guaranteed by each other Credit Party (as defined below), which guaranty will be collateralized by substantially all of the assets of those other Credit Parties. The Senior Secured Debenture is subject to customary covenants and events of default.

Infusion Brands, Inc.

Notes to Financial Statements

For the Years Ended December 31, 2013 and 2012

Note 12 – Subsequent events (Continued)

Pursuant to the terms of the Infusion Merger Agreement, Infusion International may require the Company to file a registration statement registering the resale of the shares of the Company's common stock issued to Infusion International pursuant to the Infusion Merger. ASTV has also agreed, at its cost and subject to certain limitations, to maintain the same level of director indemnification and insurance coverage as those in place for Infusion and Infusion International immediately prior to the Infusion Merger.

The Infusion Merger transaction will be treated as a reverse merger under the acquisition method of accounting in accordance with the provisions of Financial Accounting Standards Board, Accounting Standards Codification ("FASB ASC") 805, whereby Infusion will be the accounting acquirer (legal acquiree) and ASTV will be treated as the accounting acquiree (legal acquirer).

Accordingly, effective with the merger closing, the historical financial records of ASTV will be those of the accounting acquirer adjusted to reflect the legal capital of the accounting acquiree.

Senior Note Purchase Agreement

On April 3, 2014, Infusion and ASTV entered into a Senior Note Purchase Agreement ("Senior Note") to obtain debt financing in the amount of $10,000,000. In connection with the Senior Note, ASTV and Infusion granted a security interest in their respective assets by means of executing a Security Agreement. The Senior Note's interest rate is 14% per annum and is payable monthly. The Senior Note matures on April 3, 2015, and all outstanding principal becomes payable.

Loan and Security Agreement

On April 11, 2014, ASTV and Ronco entered into a Loan and Security Agreement ("Loan Agreement"). Ronco may borrow up to $3,000,000 for working capital subject to an Accounts Receivable and Inventory Borrowing Base calculation that is subject to ASTV's sole approval. Borrowings made are subject to an interest rate of Prime plus 4% per annum that shall accrue daily and be payable monthly. The Loan Agreement's maturity date is April 11, 2015. As part of the Agreement, Ronco has secured the payment of all borrowings by granting the Company a security interest in the assets of the Company.

Affiliate Funding

Ronco has borrowed for working capital needs approximately $1,310,000 from the Company through a series of payments to Ronco and to vendors on behalf of Ronco. Terms of the funding have yet to be determined.